CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1a of the Connors Hedged Equity Fund, a series of beneficial interest in Connors Funds (the “Fund”), and to the use of our report dated December 28, 2021 on the Fund’s financial statement as of December 20, 2021. Such financial statement appears in the Fund’s Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

January 13, 2022